Exhibit 99.1

DASAN Zhone Solutions Announces Launch of Public Offering of Common Stock

Oakland, Calif. – May 15, 2019 – DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) (the “Company” or “DZS”) today announced the launch of an underwritten registered public offering of shares of its common stock. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the proposed offering. All shares of common stock to be sold in the proposed offering will be offered by the Company. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.  The Company intends to use the net proceeds from the offering, if completed, for general corporate purposes, which may include research and development, the development of the Company’s products, sales and marketing initiatives, expansion of the Company’s U.S. and global commercial organizations, general administrative expenses, working capital and capital expenditures.

B. Riley FBR, Inc. and Craig-Hallum Capital Group LLC are acting as joint bookrunners for the offering. Northland Securities, Inc. is acting as lead manager for the offering.

The proposed offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-230476) that was declared effective by the Securities and Exchange Commission (“SEC”) on April 11, 2019. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement describing the terms of the proposed offering  and the accompanying base prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus relating to the proposed offering, when available, may be obtained from B. Riley FBR, Inc., Attention: Prospectus Department, 1300 17th St. North, Ste. 1300, Arlington, VA 22209, or by email at prospectuses@brileyfbr.com, or by telephone at (800) 846-5050; or from Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350 Minneapolis, MN 55402, or by email at prospectus@chlm.com, or by telephone at (612) 334-6300. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DASAN Zhone Solutions, Inc.

DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in network access solutions for service provider and enterprise networks. The Company provides a wide array of reliable, cost-effective networking technologies—including broadband access, mobile backhaul, Ethernet switching, Passive Optical LAN, and software-defined networks—to a diverse customer base that includes more than 900 of the world’s most innovative network operators. DASAN Zhone Solutions is headquartered in Oakland, California, with operations in more than 20 countries worldwide.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and all DASAN Zhone product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under federal securities laws.  Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this press release include statements about the Company’s expectations regarding the completion of its proposed public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares and the anticipated use of proceeds from the offering. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with the Company’s business and finances in general. In addition, please refer to the risk factors contained in the Company’s Form 10-K for the fiscal year ended December 31, 2018, the Company’s Form 10-Q for the fiscal quarter ended March 31, 2019 and other SEC filings available at www.sec.gov. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Investor Contacts:

Pei Hung, DASAN Zhone Investor Relations	DZS Strategic Communications:
Tel: +1 510.777.7386	Matt Glover or Najim Mostamand, CFA
Fax: +1 510.777.7001	Tel: +1 949.574.3860
E: phung@dasanzhone.com	E: dzsi@liolios.com

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